THIS REPORT IS SIGNED ON BEHALF OF THE REGISTRANT IN THE CITY OF BOSTON AND THE COMMONWEALTH OF MASSACHUSETTS ON THE 29TH DAY OF JULY, 2002.

                                        COLLEGE AND UNIVERSITY FACILITY
                                         LOAN TRUST ONE

                                        BY: STATE STREET BANK AND TRUST COMPANY,
                                        NOT IN ITS INDIVIDUAL CAPACITY, BUT
                                        SOLELY AS OWNER TRUSTEE UNDER A
                                        DECLARATION OF TRUST DATED SEPTEMBER 17,
                                        1987 AND AMENDED AND RESTATED ON
                                        SEPTEMBER 29, 1987, AND DECEMBER 4,
                                        1989.


                                        BY: DIANA J. KENNEALLY
                                            ASSISTANT SECRETARY